UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K


                         CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Act of 1934


          Date of Event Requiring Report: July 27, 1998


                    NUGGET EXPLORATION, INC.
     (Exact Name of Registrant as Specified in its Charter)


          0-10201                             83-0250943
   (Commission File Number)       (IRS Employer Identification Number)


                             NEVADA
 (State or Other Jurisdiction of Incorporation or Organization)



         815 SOUTH DURBIN STREET, CASPER, WYOMING 82601
            (Address of Principal Executive Offices)


                         (307) 234-2895
      (Registrant's Telephone Number, Including Area Code)



  (Former Name or Former Address, if changed since last report)

Item 4.   Changes in Registrant's Certified Accountant

     For the past several years, Nugget Exploration, Inc. (the "Company") has been exempt from the required filings of audited financial statements pursuant to Rule 311 of Regulation S-X. During this time, the Company has filed unaudited financial statements. On July 27, 1998, the Board of Directors appointed Jones, Jensen & Company to conduct an audit of the Company's financial statements from the years May 31, 1984 through May 31, 1998. Jones, Jensen & Company was chosen because the Company's previous accountant, who had been filing the unaudited financial statements, was not a member of the SEC Practice Board.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 31, 1998          NUGGET EXPLORATION, INC.

                              By: /s/ Mary MacGuire, Acting President